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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): July 17, 2001

                                    001-6926
                            (Commission File Number)
                       -----------------------------------


                                C. R. BARD, INC.
             (Exact name of registrant as specified in its charter)




      New Jersey                                      22-1454160
(State of incorporation)                              (IRS Employer
                                                      Identification No.)



                730 Central Avenue, Murray Hill, New Jersey 07974
                    (Address of principal executive offices)

                                 (908) 277-8000
                         (Registrant's telephone number)







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                                                                               2



     Item 5. Other Events.

     A press release was issued July 17, 2001. The relevant portion of the text of that release was as follows.

CONTACT:  TODD C. SCHERMERHORN
          VICE PRESIDENT AND TREASURER
          (908) 277-8139


                       BARD REPORTS SECOND QUARTER RESULTS
                     SALES UP 9 PERCENT IN CONSTANT CURRENCY


MURRAY HILL, NJ -- (July 17, 2001) -- C. R. Bard, Inc. (NYSE-BCR) today reported net sales of $295.9 million for the quarter ended June 30, 2001, up 8 percent over net sales of $274.6 million for the same period in the prior year. Adjusting for the 1 percent negative effect of currency translation, second quarter net sales would have increased by 9 percent. Net income for the second quarter was $35.0 million, and diluted earnings per share was 68 cents, up 6 percent and 5 percent, respectively, over the same period in the prior year. In the prior-year period, Bard reported net income of $33.1 million and diluted earnings per share of 65 cents, which included a legal settlement and a gain from asset dispositions amounting to $5.0 million or 6 cents diluted earnings per share after tax.

William H. Longfield, chairman and chief executive officer, commented, "Bard's second quarter sales growth of 9 percent, on a constant currency basis, is indicative of the fundamental strength of the company's product lines. We are pleased by our performance and excited about the future growth opportunities the Tyco merger will bring to Bard's franchises."

Second quarter net sales in the U.S. were $215.2 million, up 10 percent over the prior-year period, and net sales outside the U.S. were $80.7 million, up 3 percent over the prior-year period. Adjusting for the negative currency translation effect, net sales growth outside the U.S. would have increased by 8 percent in the second quarter and 7 percent for the first half of the year 2001.

The Company also announced that yesterday it received a second request for information from the U.S. Federal Trade Commission regarding its proposed merger with a subsidiary of Tyco International Ltd. The Company is in the process of gathering information to respond to the request. Both the Company and Tyco continue to expect a closing in the fourth quarter of this year. The transaction, which was announced on May 30, 2001, is subject to customary conditions, including regulatory approval and the approval of Bard's shareholders.

C. R. BARD, INC., (www.crbard.com) HEADQUARTERED IN MURRAY HILL, NEW JERSEY, IS A LEADING MULTINATIONAL DEVELOPER, MANUFACTURER AND MARKETER OF HEALTH CARE PRODUCTS IN THE FIELDS OF VASCULAR, UROLOGY, ONCOLOGY AND SURGICAL SPECIALTY PRODUCTS.

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, THE ACCURACY OF WHICH IS
NECESSARILY SUBJECT TO RISKS AND UNCERTAINTIES. PLEASE REFER TO OUR MARCH 31, 2001 FORM 10-Q FOR A STATEMENT WITH REGARD TO FORWARD-LOOKING STATEMENTS, INCLUDING DISCLOSURE OF THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED.


                                C. R. BARD, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
           (thousands of dollars except per share amounts, unaudited)




                                                                       Quarter Ended June 30,           Six Months Ended June 30,
                                                                       ----------------------           --------------------------
                                                                       2001             2000              2001               2000
                                                                    ---------         ---------         ---------         ---------


Net sales                                                           $ 295,900         $ 274,600         $ 580,700         $ 543,100


Costs and expenses:
     Cost of goods sold                                               138,200           124,500           270,700           244,800
     Marketing, selling & administrative                               93,700            88,400           181,100           173,900
     Research & development expense                                    13,600            14,100            27,200            27,700
     Interest expense                                                   3,700             5,200             7,700            10,500
     Gain from dispositions of cardiology businesses                        0                 0                 0           (15,400)
     Other (income) expense, net (1)                                   (3,300)           (6,000)           (3,400)            7,700
                                                                    ---------         ---------         ---------         ---------
Total costs and expenses                                              245,900           226,200           483,300           449,200
                                                                    ---------         ---------         ---------         ---------
Income before taxes                                                    50,000            48,400            97,400            93,900
     Income tax provision                                              15,000            15,300            29,200            29,300

Net income                                                          $  35,000         $  33,100         $  68,200         $  64,600
                                                                    =========         =========         =========         =========
Basic earnings per share                                            $    0.69         $    0.66         $    1.34         $    1.28
                                                                    =========         =========         =========         =========
Diluted earnings per share                                          $    0.68         $    0.65         $    1.33         $    1.27
                                                                    =========         =========         =========         =========
Average common shares outstanding -  basic                             50,742            50,521            50,747            50,580

Average common shares outstanding -  diluted                           51,411            50,994            51,339            51,043


(1) In addition to interest income and foreign exchange, other (income) expense, net for the second quarter of 2000 includes a legal settlement and a gain from asset dispositions amounting to $5,000 ($.06 diluted per share after tax).

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
                                                           PRODUCT GROUP SUMMARY OF NET SALES

                                            Quarter Ended June 30,                             Six Months Ended June 30,
                                ------------------------------------------------  -------------------------------------------------
                                                                        Constant                                         Constant
                                   2001        2000         Change      Currency    2001          2000         Change    Currency
                                --------    --------       --------     --------  --------      --------     --------    ----------
Vascular                        $ 61,900    $ 63,500         -3%            1%    $123,100      $122,000         1%           5%
Urology                           99,400      88,600         12%           13%     191,300       177,700         8%           9%
Oncology                          68,300      60,900         12%           13%     133,400       121,800        10%          11%
Surgery                           50,800      46,200         10%           10%     102,200        90,400        13%          14%
Other                             15,500      15,400          1%            1%      30,700        31,200        -2%          -1%
                                --------    --------                              --------      --------
Total net sales                 $295,900    $274,600          8%            9%    $580,700      $543,100         7%           9%
                                ========    ========                              ========      ========









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     Pursuant to the requirement of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 24, 2001

                              C. R. BARD, INC.

                            By: /s/ Charles P. Slacik
                            Name: Charles P. Slacik
                            Title: Senior Vice President and Chief Financial Officer